Exhibit 10.9

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

ROCK ENERGY RESOURCES, INC.

AND

PERM ENERGY ADVISORS, INC.

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of March 31, 2008 by and between ROCK ENERGY RESOURCES, INC., a Delaware corporation (the “Company”), and PERM ENERGY ADVISORS, INC. a Delaware corporation (“PERM”).

WHEREAS, this Agreement is made in connection with the issuance and sale of the Purchased Shares pursuant to the Stock Purchase Agreement, dated as of March 31, 2008, by and between the Company and PERM (the “Purchase Agreement”);

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of PERM pursuant to the Purchase Agreement; and

WHEREAS, it is a condition to the obligations of PERM and the Company under the Purchase Agreement that this Agreement be executed and delivered and that a Resale Registration Statement for the Purchased Shares becomes effective.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1             Definitions.  Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement.  The terms set forth below are used herein as so defined:

“Agreement” has the meaning specified therefor in the introductory paragraph.

“Company” has the meaning specified therefor in the introductory paragraph.

“Effectiveness Period” has the meaning specified therefor in Section 2.1(a)(i) of this Agreement.

“Excluded Securities” has the meaning specified therefor in Section 2.1(e) of this Agreement.

“Excluded Securities Registration Statement” means a registration statement registering the Excluded Securities.

“Excluded Securities Registration Statement Filing Date” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“File Date” means the date the Resale Registration Statement was originally filed.

“Holder” means the record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.3(a) of this Agreement.

“Initial Resale Registration Statement” has the meaning specified therefor in Section 2.1(a)(i) of this Agreement.

“Liquidated Damages” has the meaning specified therefor in Section 2.1(d) of this Agreement.

“Liquidated Damages Event” has the meaning specified therefor in Section 2.1(d) of this Agreement.

“Liquidated Damages Multiplier” means the product of $1.68 times the number of Purchased Shares.

“Losses” has the meaning specified therefor in Section 2.8(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.

“Opt Out Notice” has the meaning specified therefor in Section 2.3(a) of this Agreement.

“Other Holders” has the meaning specified therefor in Section 2.3(b).

“PERM” has the meanings specified therefor in the introductory paragraph of this Agreement.

“PERM Underwriter Registration Statement” has the meaning specified therefor in Section 2.5(o) of this Agreement.

“Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Registrable Securities” means:  (i) the Purchased Shares, (ii) any Common Stock issued as Liquidated Damages pursuant to this Agreement and (iii) any Common Stock issued upon exercise of the Warrant, all of which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof.

“Registration Deadline” means 75 days from the File Date.

“Registration Expenses” has the meaning specified therefor in Section 2.7(a) of this Agreement.

“Resale Registration Statement” means collectively the Initial Resale Registration Statement and any Subsequent Resale Registration Statement.

“S-3 Shelf Registration Statement” has the meaning specified therefor in Section 2.1(b) of this Agreement.

“Selling Expenses” has the meaning specified therefor in Section 2.7(a) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Subsequent Resale Registration Statement” has the meaning specified therefor in Section 2.1(a)(ii) of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which shares of Common Stock are sold by the Company to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

Section 1.2             Registrable Securities.  Any Registrable Security will cease to be a Registrable Security when:  (a) a registration statement covering such Registrable Security has been declared effective by the Commission and PERM has sold or disposed of such Registrable Security pursuant to such effective registration statement; (b) PERM has sold or disposed of such Registrable Security pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; or (c) such Registrable Security is held by the Company.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1             Registration.

(a)           Registration.

(i)            Deadline To File and Go Effective.  As soon as practicable following the signing of the Purchase Agreement, and in any event within 10 Business Days thereafter, the Company shall prepare and file a registration statement under the Securities Act to permit the resale of the Purchased Shares to be acquired by PERM at the Initial Closing from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force) (the “Initial Resale Registration Statement”).  The Company shall use its commercially reasonable efforts to cause the Commission to notify the Company of the Commission’s willingness to declare the Initial Resale Registration Statement effective as soon as practicable, but in any event within 75 days after the File Date. Compliance with the provisions of this Section 2.1(a)(i) is a condition to PERM’s obligation to acquire the portion of the Purchased Shares to be acquired at the Initial Closing.

(ii)           As soon as practicable following each subsequent Closing under the Purchase Agreement, and in any event no later than 15 Business Days after the Closing related to the Second Tranche and the Third Tranche, as contemplated in the Purchase

Agreement, the Company shall prepare and file a registration statement under the Securities Act to permit the resale of the Purchased Shares acquired by PERM at each subsequent Closing from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force) (each a “Subsequent Resale Registration Statement”).  The Subsequent Resale Registration Statement with respect to the Second Tranche Purchased Shares shall also permit the resale of the shares of Common Stock underlying the Warrant.  The Company shall use its commercially reasonable efforts to cause the Commission to declare the Subsequent Resale Registration Statements effective by the Registration Deadline.

(iii)          Each Resale Registration Statement filed pursuant to this Section 2.1 shall be on such appropriate registration form of the Commission as shall be selected by the Company.  The Company will use its commercially reasonable efforts to cause each Resale Registration Statements filed pursuant to this Section 2.1 to be continuously effective under the Securities Act until the date which all Registrable Securities registered thereunder have ceased to be Registrable Securities pursuant to Section 1.2 (the “Effectiveness Period”).  Each Resale Registration Statement, when declared effective (including the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)           S-3 Registration Statement.  If the Company becomes eligible to use Form S-3 or such other short-form registration statement form under the Securities Act, the Company shall promptly give notice of such eligibility to the Holders and may (unless the Holders reasonably object) or shall, at the request of the Holders, promptly convert the Resale Registration Statement on Form S-1 to a registration statement on Form S-3 or such other short-form registration statement by means of a post-effective amendment or otherwise (the “S-3 Shelf Registration Statement”) for the resale of any then existing Registrable Securities unless any Holder with Registrable Securities registered under the Resale Registration Statement notifies the Company within 10 Business Days of receipt of the Company notice that such conversion would interfere with its distribution of Registrable Securities already in progress and provides a reasonable explanation therefor, in which case the Company will delay the conversion of the Resale Registration Statement for a reasonable time after receipt of the first such notice, not to exceed 30 days in the aggregate, for all Holders requesting such suspension (unless the Company, at such time as the conversion from Form S-1 to Form S-3 or such other short-form registration statement may occur, would otherwise be required to amend the Resale Registration Statement and require that Holders suspend sales).  Upon the effectiveness of the S-3 Shelf Registration Statement, all references to the Resale Registration Statements in this Agreement shall then automatically be deemed to be a reference to the S-3 Shelf Registration Statement.

(c)           Delay Rights.  Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in the Initial Resale Registration Statement or any Subsequent Resale Registratin Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Resale Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Resale Registration Statement, but such Selling Holder may settle any such sales of Registrable Securities) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Resale Registration Statement or (ii) the Company has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company; provided, however, in no event shall PERM be suspended for a period that exceeds an aggregate of 60 days in any 365-day period.  Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Resale Registration Statement, shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

(d)           Liquidated Damages.  If (i) the Holders shall be prohibited from selling their Registrable Securities under the Resale Registration Statement as a result of a suspension pursuant to Section 2.1(c) of this Agreement in excess of the periods permitted therein or (ii) the Resale Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded by a post-effective amendment to the Resale Registration Statement, a supplement to the prospectus or a report filed with the Commission pursuant to Sections 13(a), 13(c), 14 or l5(d) of the Exchange Act (an event under either (i) or (ii) being a “Liquidated Damages Event”), then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission and declared effective, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and declared effective, if applicable, the Company shall pay to the Holders of such Registrable Securities, as liquidated damages and not as a penalty, 0.25% of the Liquidated Damages Multiplier per 30-day period for the first 60 days following any such Liquidated Damages Event, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period for each subsequent 60 days, up to a maximum of 1.0% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”).  The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten (10) Business Days of the end of each such 30-day period.  Any Liquidated Damages shall be paid to PERM in cash or immediately available funds; provided, however, if the Company certifies that it is unable to pay Liquidated Damages in cash or immediately available funds because such payment would result in a breach under any of the Company Parties’ credit facilities or other indebtedness filed as exhibits to the Company SEC Documents, then the Company may pay the Liquidated Damages in kind in the form of the issuance of additional shares of Common Stock.  Upon any issuance of shares of Common Stock as Liquidated Damages, the Company shall promptly prepare and file an amendment to the Resale Registration Statement prior to its effectiveness or include on any later filed Resale Registraton Statement such shares of Common Stock issued as Liquidated Damages as additional Registrable Securities.  The determination of the number of shares of Common Stock to be issued as Liquidated Damages shall be equal to the amount of Liquidated Damages divided by $1.68 per share of Common Stock.

(e)           Excluded Securities.  In the event the Company is required, for any reason, to exclude any of the Purchased Shares from the Resale Registration Statements (the “Excluded

Securities”), such Excluded Securities shall be registered on the Excluded Securities Registration Statement as provided in Section 2.2.

Section 2.2             Excluded Securities Registration.

(a)           Deadline To Go Effective.  Within seven months after the Commission has declared the Resale Registration Statement effective wherein shares became Excluded Securities (the “Excluded Securities Registration Statement Filing Date”), the Company shall prepare and file the Excluded Securities Registration Statement.  The Company shall use its commercially reasonable efforts to cause the Excluded Securities Registration Statement to become effective no later than the Registration Deadline.  The Company will use its commercially reasonable efforts to cause the Excluded Securities Registration Statement to be continuously effective under the Securities Act during the Effectiveness Period.  The Excluded Securities Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)           Failure To File.  If the Excluded Securities Registration Statement is not filed before the Excluded Securities Registration Statement Filing Date, then the Holder shall be entitled to Liquidated Damages with respect to the Excluded Securities held by the Holder and not then included in an effective Piggyback Registration Statement, for the period beginning on the day after Excluded Securities Registration Statement Filing Date and lasting to but excluding the day the Excluded Securities Registration Statement is filed.

Section 2.3             Piggyback Rights.

(a)           Participation.  If the Company proposes to (i) file a prospectus supplement to an effective shelf registration statement with respect to an Underwritten Offering of Common Stock, (ii) register any Common Stock for its own account for sale to the public in an Underwritten Offering or (iii) register any shares of Common Stock on behalf of any other person for the sale of Common Stock in an Underwritten Offering, then, as soon as practicable following the engagement of counsel by the Company to prepare the documents to be used in connection with an Underwritten Offering, but not less than three Business Days prior to the filing of (x) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (y) such registration statement, as the case may be, then the Company shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if the Company has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have a material adverse effect on the price, timing or distribution of the Common Stock in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.3(b) of this Agreement.  The notice required to be provided in this Section 2.3(a) to Holders shall be provided on a Business Day pursuant to Section 3.1 hereof and receipt of such notice shall be confirmed by such Holder.  Each such Holder shall then have three Business Days after receiving such notice to request inclusion of Registrable Securities in the Underwritten Offering, except that such Holder shall have one Business Day after such Holder confirms receipt of the notice to request inclusion of Registrable Securities in the Underwritten Offering in the case of a “bought deal” or “overnight transaction” where no preliminary prospectus is used.  If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Underwritten Offering.  If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering.  Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to the Company of such withdrawal up to and including the time of pricing of such offering.  Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering; provided that such Holder may later revoke any such notice.

(b)           Priority of Rights.  If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Stock included in an Underwritten Offering involving Included Registrable Securities advises the Company that the total amount of Common Stock intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the Common Stock offered or the market for the Common Stock, then the Common Stock to be included in such Underwritten Offering shall include the number of shares of Common Stock that such Managing Underwriter or Underwriters advises the Company can be sold without having such adverse effect, with such number to be allocated (i) first, pro rata among the Selling Holders, and (ii) second, pro rata among any other Persons who have been or are granted registration rights on or after the date of this Agreement (“Other Holders”) who have requested participation in the Underwritten Offering.  All participating Selling Holders shall have the opportunity to share pro rata that portion of such priority allocable to any Selling Holder(s) not so participating.  As of the date of execution of this Agreement, there are no other Persons with Registration Rights relating to Common Stock.

Section 2.4             Underwritten Offering.

(a)           Request by Holders.  At any time more after the Resale Registration Statements have been declared effective upon the written request of one or more Holders, the Company shall engage underwriters and enter into an underwriting agreement in customary form with the Managing Underwriter or underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.8, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the registration and disposition of the Registrable Securities; provided, however, such Holders reasonably anticipate gross proceeds from such offering of at least twenty million dollars ($10,000,000), in the aggregate (determined by multiplying the number of Registrable Securities owned by the average of the closing price for Common Stock for the ten (10) trading days preceding the date of such request).  The Company shall be required to cause appropriate officers of the Company to participate in a “road show” or similar marketing effort being conducted by such underwriter with respect to such Underwritten Offering only if the Holders reasonably anticipate gross proceeds from such Underwritten Offering of at least twenty million dollars ($20,000,000) (determined by multiplying the number of Registrable Securities owned by the average of the closing price for Common Stock for the ten (10) trading days preceding the date of such request).

(b)           General Procedures.  In connection with any Underwritten Offering under this Agreement, the Company shall be entitled to select the Managing Underwriter or Underwriters each of which must be a nationally recognized firm.  In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Company shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities.  No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement.  Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations.  No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf, its intended method of distribution and any other representation required by Law.  If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal may only be made up to and including the time of pricing of such Underwritten Offering.  No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses.

Section 2.5             Sale Procedures.  In connection with its obligations under this Article II, the Company will, as expeditiously as possible:

(a)           prepare and file with the Commission such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Resale Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Resale Registration Statement;

(b)           if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Resale Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, use its commercially reasonable efforts to include such information in such prospectus supplement;

(c)           furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Resale Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Resale Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Resale Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Resale Registration Statement or other registration statement;

(d)           if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Resale Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e)           promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Resale Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Resale Registration Statement or any such other registration statement or any post-effective amendment thereto, when the same will become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Resale Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f)            immediately notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Resale Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Resale Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.  Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g)           upon request, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h)           in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Company and a letter of like kind both dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement.  Each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities and such other matters as such underwriters or Selling Holders may reasonably request;

(i)            otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j)            make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Company need not disclose any such information to any such representative unless and until such representative has entered into or is otherwise subject to a confidentiality agreement with the Company satisfactory to the Company;

(k)           cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(l)            use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(m)          provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

(n)           enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

(o)           The Company agrees that, if PERM could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of the Company’s securities of PERM pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement a “PERM Underwriter Registration Statement”), then the Company will cooperate with PERM in allowing PERM to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof.  In addition, at PERM’s request, the Company will furnish to PERM, on the date of the effectiveness of a PERM Underwriter Registration Statement and thereafter from time to time on such dates as PERM may reasonably request, (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to PERM, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such PERM Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to PERM.  The Company will also permit legal counsel to PERM to review and comment upon any such PERM Underwriter Registration Statement at least five Business Days prior to its filing with the Commission and all amendments and supplements to any such PERM Underwriter Registration Statement within a reasonable time period prior to their filing with the Commission and not file any PERM Underwriter Registration Statement or amendment or supplement thereto in a form to which PERM’s legal counsel reasonably objects.

(p)           Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in Section 2.5(f) of this Agreement, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.5(f) of this Agreement or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(q)           If requested by PERM, the Company shall:  (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as PERM reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to the Resale Registration Statement.

Section 2.6             Cooperation by Holders.  The Company shall have no obligation to include in the Resale Registration Statement Common Stock of a Holder, or in an Underwritten Offering pursuant to Section 2.3 of this Agreement, Common Stock of a Selling Holder who has failed to timely furnish such information that, in the opinion of counsel to the Company, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.7             Expenses.

(a)           Certain Definitions.  “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Resale Registration Statement pursuant to Section 2.1 hereof or an Underwritten Offering covered under this Agreement, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of FINRA, transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.  “Selling Expenses” means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.

(b)           Expenses.  The Company will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering.  In addition, except as otherwise provided in Section 2.8 hereof, the Company shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.  Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.8             Indemnification.

(a)           By the Company.  In the event of an offering of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, and its directors and officers, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder, director, officer, underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Resale Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder, its directors or officers or any underwriter or controlling Person in writing specifically for use in the Resale Registration Statement or such other registration statement, or prospectus supplement, as applicable.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder, its directors or officers or any underwriter or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b)           By Each Selling Holder.  Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors and officers, and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act, and its directors and officers, to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Resale Registration Statement or any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)           Notice.  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.8.  In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof.  The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select one separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.  Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.  Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against an indemnified party with respect to which it is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

(d)           Contribution.  If the indemnification provided for in this Section 2.8 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold it harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification.  The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein.  The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)           Other Indemnification.  The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.9             Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)           make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b)           file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)           so long as a Holder owns any Registrable Securities, furnish, unless otherwise not available at no charge by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10           Failure to Timely File Required Documents with the Commission.

If the Company fails for any reason to comply with the provisions of Section 2.9 during the period beginning on the date which is six months from the date the Purchased Shares are acquired under the Purchase Agreement and ending one year from the date thereof, then the Company shall pay each Holder Liquidated Damages for those days in excess of five days in the aggregate on which such Holder is unable to sell its Purchased Shares pursuant to Rule 144 under the Securities Act.  Any such amounts shall be paid as liquidated damages and not as a penalty.

The Liquidated Damages shall accrue on a daily basis and shall be paid to each Holder within five Business Days of end of the month in which it accrues.  The Liquidated Damages Amount imposed hereunder shall be made to the Holders in immediately available funds.

Section 2.11           Transfer or Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities granted to PERM by the Company under this Section 2.11 may be transferred or assigned by one or more Holders to one or more transferee(s) or assignee(s) of such Registrable Securities; provided, however, that (a) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (b) each such transferee assumes in writing responsibility for its portion of the obligations of PERM under this Agreement.

Section 2.12           Limitation on Subsequent Registration Rights.  From and after the date hereof, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company on a basis that is senior in any way to the piggyback rights granted to PERM hereunder.

ARTICLE III

MISCELLANEOUS

Section 3.1             Communications.  All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a)           if to PERM, at 245 Park Avenue, 39th Floor, New York, New York 10167, Attn: Paul Caldwell (facsimile: 212.672.1828), notice of which is given in accordance with the provisions of this Section 3.1;

(b)           if to a transferee of PERM, to such Holder at the address provided pursuant to Section 2.11 hereof; and

(c)           if to the Company, at 10375 Richmond, Suite 2100, Houston, Texas 77042, Attn: Rocky Emery (facsimile: 713.954.3611), notice of which is given in accordance with the provisions of this Section 3.1.

All such notices and communications shall be deemed to have been received:  at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.2             Successor and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.3             Aggregation of Purchased Shares.  All Purchased Shares held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.4             Recapitalization, Exchanges, Etc. Affecting the Common Stock.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all Common Stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, stock splits, recapitalizations and the like occurring after the date of this Agreement.

Section 3.5             Specific Performance.  Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.  The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.6             Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.7             Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.8             Governing Law.  The Laws of the State of Texas shall govern this Agreement.

Section 3.9             Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company set forth herein.  This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11           Amendment.  This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.12           No Presumption.  If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.13           Obligations Limited to Parties to Agreement.  Each of the Parties hereto covenants, agrees and acknowledges that no Person other than PERM (and their permitted assignees) and the Company shall have any obligation hereunder and that, notwithstanding that PERM may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of PERM or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of PERM or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of PERM, as such, for any obligations of PERM under this Agreement or the Purchase Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation.

Section 3.14           Interpretation.  Article and Section references are to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified.  The word “including” shall mean “including but not limited to”.  Whenever any determination, consent or approval is to be made or given by PERM under this Agreement, such action shall be in PERM’s sole discretion unless otherwise specified.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ROCK ENERGY RESOURCES, INC.

By:	/s/ Rocky V. Emery
Name: Rocky V. Emery
Title: Chairman and CEO

PERM ENERGY ADVISORS, INC.

By:	/s/ Paul A. Caldwell
Name:
Title: